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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-4 of SYSCO Corporation of our report dated February 10, 1999, except for Note 10, which is as of May 5, 1999, relating to the consolidated financial statements of Doughtie's Foods, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Virginia Beach, Virginia
July 16, 1999